ZEVEX INTERNATIONAL, INC.
                           4314 South ZEVEX Park Lane
                           Salt Lake City, Utah 84123

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE
                             HELD ON JULY 30, 2002.

To the Shareholders:

         The annual meeting of the shareholders (the "Annual Meeting") of ZEVEX International, Inc., (the "Company") will be held on July 30, 2002, at the Company's corporate offices, 4314 South ZEVEX Park Lane (670 West), Salt Lake City, Utah 84123, at 9:00 a.m., Mountain Time, to consider and vote on the following proposals:

         1. To elect Phillip L. McStotts, David B. Kaysen, and Dan M. Robertson as directors of the Company, to each serve a three-year term, or until his successor is duly elected and qualified.

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the year ended December 31, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on June 4, 2002, are entitled to notice of and to vote at the annual meeting and any adjournment(s) thereof.

         YOUR ATTENDANCE AT THE ANNUAL MEETING IS IMPORTANT. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS



By /s/ Phillip L. McStotts
  ---------------------------------
Phillip L. McStotts, Secretary
Dated: June 17, 2002

ZEVEX INTERNATIONAL, INC.
4314 ZEVEX PARK LANE
SALT LAKE CITY, UTAH 84123

PROXY STATEMENT

         This proxy statement and accompanying proxy is furnished to the shareholders of ZEVEX International, Inc., a Delaware corporation (hereafter "ZEVEX," or the "Company"), by the Company in connection with its annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held on July 30, 2002, at the Company's corporate offices, 4314 ZEVEX Park Lane (670 West) Salt Lake City, Utah, 84123, at 9:00 a.m., Mountain Time, and at any adjournment(s) thereof. This proxy statement and the notice of Annual Meeting are first being mailed to shareholders on or about June 17, 2002.

         At the Annual Meeting, the shareholders will consider and vote on the following proposals:

         1. To elect Phillip L. McStotts, David B, Kaysen and Dan M. Robertson as directors of the Company, to each serve a three-year term, or until his successor is duly elected and qualified.

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the year ended December 31, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors recommends that shareholders vote FOR all nominees for director listed in Proposal Number 1, and FOR Proposal Number 2.

                             INFORMATION CONCERNING
                          PROXY SOLICITATION AND VOTING

Voting Rights

         Only holders of record of the 3,415,197 shares of the Company's Common Stock outstanding as of June 4, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder has the right to one vote for each share of the Company's Common Stock owned by the shareholder.

Voting and Revocation of Proxies

         By completing and returning the accompanying proxy form, the shareholder authorizes David J. McNally and Phillip L. McStotts, as designated on the face of the proxy form (the "Proxy Holders"), to vote all shares for the shareholder. All returned proxies that are properly signed and dated will be voted by the Proxy Holders as the shareholder directs. If no direction is given, valid proxies will be voted by the Proxy Holders FOR the election of the persons nominated as directors, and FOR the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2002.

         Additionally, the shares represented by a valid proxy will be voted by the Proxy Holders, in their discretion, on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the proposals described above. In the event that any director nominee is unwilling or unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors currently has no reason to believe that any nominee will be unavailable or unwilling to serve.

         A proxy may be revoked at any time before its exercise by (i) delivering a document to the Secretary of the Company stating that the proxy is revoked, (ii) delivering to the Secretary of the Company or presenting at the Annual Meeting a new proxy executed on a later date by or on behalf of the person or entity executing the prior proxy, or (iii) voting in person at the Annual Meeting. A revoked proxy will not be voted.
Quorum and Voting Requirements

         A quorum of the voting shares of the Company must be present at the Annual Meeting for a vote to be taken. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, a quorum will be present if a majority of the voting shares outstanding and entitled to vote at the meeting are present in person or by proxy. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting.

         With regard to Proposal No. 1, directors are elected by a plurality of the shares present in person or by proxy and voting at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote. The appointment of independent auditors under Proposal No. 2 separately requires the affirmative vote of a majority of the votes cast at the Annual Meeting. With regard to Proposal No. 2, abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Adjournment of Annual Meeting

         In the event that Proxies representing sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the officer presiding over the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. At such adjournments the proxies will continue to be valid and, once a quorum is present in person or by proxy, directors may be elected by plurality vote and other proposals can be approved by the affirmative vote of the holders of a majority of the Company's voting shares present in person or by proxy. The Proxy Holders will vote in favor of any such proposed adjournments.

Solicitation

         The solicitation of proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees, and representatives of the Company may solicit proxies by telephone, email, facsimile, or personal interviews, and arrangements will be made with banks, brokerage firms, and others to forward solicitation materials to the beneficial owners of record of shares held by them. The total cost of all such solicitation efforts, including reimbursement of the expenses of brokers and other nominees, will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of ZEVEX' Common Stock (par value $0.001) as of May 13, 2002, by (i) each person (or group of affiliated persons) who is known by ZEVEX to beneficially own more than 5% of the outstanding shares of ZEVEX' Common Stock,
(ii) each director and executive officer of ZEVEX, and (iii) all executive officers and directors of ZEVEX as a group. As of such date, ZEVEX had a total of 3,415,197 shares of Common Stock outstanding. Unless indicated otherwise, the address for each officer, director and 5% shareholder is c/o ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123.

                                Number of Percent
 Name                                          Shares Owned             Of
                                                                        Class(1)

David J. McNally(2)                            326,448                  9.3%

Dean G. Constantine(3)                         251,900                  7.3%

Phillip L. McStotts. (4)                       235,650                  6.7%

Jeff Holmes(5)                                 205,725                  6.0%

Kirk Blosch(6)                                 185,000                  5.4%

Leonard C. Smith(7)                            157,609                  4.4%

Bradly A. Oldroyd(8)                            13,375                   *

Kathryn B. Hyer(9)                              10,750                   *

David B. Kaysen(10)                              2,500                   *

Dan M. Robertson(11)                                 0                   *

All Officers and Directors
as a  Group(2)  (4) (7) (8) (9) (10)           746,332                  19.9%
(11)

*Less than 1%


(1) For purposes of the table, "beneficial ownership" includes stock that a shareholder has the right to acquire pursuant to options or rights of conversion within 60 days of May 13, 2002. The percentage ownership for each shareholder is calculated assuming that all the stock that could be so acquired by that shareholder within 60 days, by option exercise or otherwise, has in fact been acquired and that no other shareholder has exercised a similar right to acquire additional shares. Except as indicated otherwise below, the shareholder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The share ownership shown above is based on information provided by such officer, directors and beneficial owners.

(2) Chief Executive Officer and Chairman of the Company. Includes 240,198 shares of Common Stock held directly and 86,250 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are currently exercisable or will become exercisable within 60 days. Excludes 98,750 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are not currently exercisable and will not become exercisable within 60 days.

(3) Beneficial owner. Includes 251,900 shares of Common Stock held directly by Mr. Constantine. The beneficial owned shares listed was determined with the lasted available information provided to the Company from Mr. Constantine in August 2000. Mr. Constantine's address is 3175 E. Oldridge Circle, Salt
Lake City, Utah 84121.

(4) Chief Financial Officer, Secretary, Treasurer, and director of the Company. Includes 149,400 shares of Common Stock held directly and 86,250 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are currently exercisable or will become exercisable within 60 days. Excludes 98,750 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are not currently exercisable and will not become exercisable within 60 days.

(5) Beneficial owner. Includes 205,725 shares of Common Stock held directly by Mr. Holmes. Mr. Holmes' address is P.O. Box 11207, Zephyr Cove, NV 89448.

(6) Beneficial owner. Includes 185,000 shares of Common Stock held directly by Mr. Blosch. Mr. Blosch's address is 2081 S. Lakeline Drive, Salt Lake City, UT 84109.

(7) President and director of the Company. Includes 26,700 shares of Common Stock held directly and 40,000 shares of Common Stock issuable upon exercise of options held by Mr. Smith that are currently exercisable or will become exercisable within 60 days by Mr. Smith. Also includes 90,909 shares of Common Stock that are issuable at $11 per share upon conversion of debentures held by Mr. Smith in the principal amount of $1,000,000. Excludes 80,000 shares of Common Stock issuable upon exercise of options held by Mr. Smith that are not currently exercisable or will not become exercisable within 60 days.

(8) Director. Includes 13,375 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 10,625 shares of Common Stock issuable upon exercise of options held by Mr. Oldroyd that are not currently exercisable and will not become exercisable within 60 days.

(9) Director. Includes 10,750 shares of Common Stock issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Ms. Hyer that are not currently exercisable and will not become exercisable within 60 days.

(10) Director. Includes 2,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Kaysen that are not currently exercisable and will not become exercisable within 60 days.

(11) Director. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Robertson that are not currently exercisable and will not become exercisable within 60 days.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and 10% shareholders to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2001 all directors, executive officers, and 10% shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except as follows: (1) Mr. Oldroyd, Mr. Kaysen and Ms. Hyer each filed one late report on Form 4, due December 2001, for one transaction involving the grant of Company options to purchase common stock.





    ------------------------------------------------------------------------


                       PROPOSAL 1 - ELECTION OF DIRECTORS
    ---------------------------------------------------------------------------

         Pursuant to the Company's Delaware Certificate of Incorporation and Bylaws, the Company's Board of Directors has been divided into three classes, with only a single class subject to re-election each year. These three classes contain all seven of the Company's directorships. Class II contains two directorships expiring at the annual meeting of shareholders in 2003, and Class I contains two directorships expiring at the annual meeting of shareholders in 2004. Class III contains three directorships expiring at the Annual Meeting. At the Annual Meeting, shareholders are being asked to elect three individuals to serve as Class III directors until the 2005 annual meeting of shareholders and until their successors are duly elected and qualified.

Current Nominees for Director

         The names of the three nominees for Class III director, their ages, the number of years they have been directors of the Company, and their current positions with the Company are provided below.

                                                                                                         Years as
Name                           Age      Position                                                         Director
----                           ---      --------                                                         --------
Phillip L. McStotts            44       Chief Financial Officer, Secretary/Treasurer and Director         15

David B. Kaysen                52       Director                                                           2

Dan Robertson                  55       Director                                                           0


         Certain biographical information with respect to each of the directors, including the three nominees, is set forth below.

Class III Directors - Nominees:

         Phillip L. McStotts is a founder of the Company and has served as the Company's CFO, Secretary, and Treasurer, and as a director since its inception. He also serves as a director of the Company's wholly-owned subsidiaries, ZEVEX, Inc. and JTech Medical Industries, Inc., as CFO, Secretary and Treasurer of ZEVEX Inc. and as CFO and Secretary of JTech. Mr. McStotts was an Ernst & Young Entrepreneur of the Year Finalist in 1998, and again in 1999. Mr. McStotts was a practicing CPA running his own professional corporation, Phillip L. McStotts, CPA P.C., from 1986 to 1992. Prior to starting his own firm, Mr. McStotts was employed from 1985 to 1986 as an accountant with the Salt Lake City firm of Chachas & Associates, where he was a tax manager. He has also worked in the tax departments of the regional accounting firms of Pearson, Del Prete & Company, and Petersen, Sorensen & Brough. Mr. McStotts received a Bachelor of Science Degree in Accounting from Westminster College in May 1980, and received a Master of Business Administration Degree in Taxation from Golden Gate University in May 1982.

         David B. Kaysen has been a director of the Company since November 2000. From 1992 to 2002, Mr. Kaysen served as Chief Executive Officer, President, and director of Rehabilicare Inc., a publicly traded (NASDAQ: REHB) manufacturer and marketer of electromedical rehabilitation and pain management products for clinician, home and industrial use. From 1989 to 1992, Mr. Kaysen served as Executive Vice President for Emeritus, a company that developed and marketed clinical assessment software for the nursing home industry. Mr. Kaysen also served as President and CEO of Surgidyne, Inc., which markets specialty medical and surgical products, from 1988 to 1989. From 1986 to 1988, Mr. Kaysen was Vice President of Marketing for Red Line/XVIIIB Medimart, a medical product distributor. Mr. Kaysen also served in various general management positions with American Hospital Supply Corporation from 1974 to 1986. Mr. Kaysen also currently serves as a director of the Board of American Telecare, Inc., a privately held company that markets home telemedicine products. Mr. Kaysen graduated with a Bachelor of Science Degree in Business Administration from the University of Minnesota in 1972.

         Dan Robertson has been a director of the Company since April 2002. Mr. Robertson has served as Managing Director of Insurance Offices of America, where he has been responsible for managing reinsurance relationships and risk sharing programs since 2001. From 1997 to 2001, Mr. Robertson was Senior Vice President of Protegrity Services Inc., where he developed comprehensive insurance products and underwriting programs with national carriers and reinsurers. From 1992 to 1997, Mr.Robertson was President of Berkley Risk Managers, a full service risk management company within the W.R. Berkley Group. Prior to 1992, Mr. Robertson was Field Operations Vice-President in charge of CIGNA Corporation's network of workers compensation claim-management centers. Mr. Robertson graduated with a Bachelor of Science Degree in Psychology from the Arizona State University in 1970.

Class I Directors:

         Leonard C. Smith, 52, has served as President since September 2000, and as a director since April 1999. Mr. Smith is a founder of JTech and has served as its President since 1995. He also serves as President and director of ZEVEX, Inc. and JTech. Prior to joining JTech, in 1994 he established "the Charles Group", a medical marketing company specializing in diagnostic and rehabilitation products. From 1993 to 1994, Mr. Smith was Vice President of Four Corners, a large chain of health clubs based in the Southwest. From 1979 to 1993, Mr. Smith was a partner and Vice President of Sales and Marketing at Hoggan Health Industries, a manufacturer of commercial fitness equipment. Mr. Smith received a Bachelor of Science Degree in Business Management from the University of Utah in June 1977.

         Kathryn B. Hyer,  47, has been a director of the Company since
November 2000. Ms. Hyer has served since August 2001 as an Assistant Vice President at the University of Illinois, in the Office of Vice President for Economic Development and Corporate Relations. From April 2000 to May 2001 Ms. Hyer was the Chief Financial Officer of Quark Biotech, Inc., Chicago, Illinois, in charge of Finance, Human Resources and Administration. Prior to joining Quark, Ms. Hyer was a Managing Director and founder of the Health Care Corporate Finance group for First Union Securities, which acquired Everen Securities, Inc. in September 1999. Ms. Hyer defined strategy and hired a banking team that focused on medical devices, biotechnology, specialty pharmaceuticals, and healthcare information technology companies. From 1994 to September 1996, Ms Hyer served as the Director of Finance for the City of Cleveland. Previously, Ms. Hyer held Senior Vice President and Vice President positions in the Corporate Finance and Public Finance Departments at predecessors of Everen Securities, Inc. from 1983 to 1994. Ms. Hyer graduated with a Bachelor of Arts Degree in Political Science and Sociology from Aquinas College in Grand Rapids, Michigan in 1977, and a Juris Doctorate from Cleveland Marshall College of Law in Cleveland, Ohio in 1982.

Class II Directors:

         David J. McNally, 40, is a founder of the Company and has served as the Company's Chief Executive Officer and as Chairman since September 2000. Prior to September 2000, Mr. McNally served as the Company's Executive Vice President and as a director since its inception in 1986. He also serves as CEO and director of ZEVEX Inc. and JTech. Mr. McNally was an Ernst & Young Entrepreneur of the Year Finalist in 1998, and again in 1999. Prior to joining the Company, he was employed by EDO Corporation in Salt Lake City, Utah as a marketing manager from 1985 to 1987. From 1984 to 1985, Mr. McNally was employed by Physical Acoustics Corporation, a Princeton, New Jersey based manufacturer of acoustic testing systems, as its regional sales manager for the Southeastern United States. From 1983 to 1984, he was employed by Hercules, Inc., in Magna, Utah, as an advanced methods development engineer. Mr. McNally received a Bachelor of Science Degree in Mechanical Engineering from Lafayette College in May 1983 and an Executive Master of Business Administration Degree from the University of Utah in June 1992.


         Bradly A. Oldroyd, 43, has been a director of the Company since October 1991. He is the founder and principal shareholder of Pinnacle Management Group, a Salt Lake City-based personnel services firm, serving as its President since 1986. Mr. Oldroyd is also the founder and CEO of TeamONE Food and Fuel Centers, a Salt Lake City-based petroleum and convenience goods retailer. He is a member of the faculty of the University of Phoenix campus in Salt Lake City, where he teaches management and marketing courses in undergraduate and graduate programs. Mr. Oldroyd received a Bachelor of Science degree in Marketing from Utah State University in 1981 and a Master of Business Administration Degree from the University of Utah in 1982.

Executive Officers

         The executive officers of the Company are as follows:

       Name                     Position
       David J. McNally         Chairman and Chief Executive Officer
       Leonard C. Smith         President and Director
       Phillip L. McStotts      Chief Financial Officer and Secretary/Treasurer

         For the biographies of Messrs. McNally, Smith, and McStotts, see "ELECTION OF DIRECTORS." Executive officers serve at the pleasure of the Board of Directors.

Committees of the Board of Directors

         The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee is composed of Kathryn B. Hyer, David B. Kaysen and Bradly A. Oldroyd. The Audit Committee operates in accordance with an Audit Committee Charter. As specified in the Charter, each of the Audit Committee members meets the independence requirement specified under NASDAQ Rule 4200(a)(14). Under the Charter, the Audit Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the Company's auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, review and discuss the audited financial statements with the auditors and perform other audit-related functions. The Compensation Committee is composed of Mr. Kaysen and Mr. Oldroyd. The Compensation Committee makes recommendations to the Board of Directors regarding remuneration of the executive officers and directors of the Company and oversees the administration of the Company's stock option plan.

Meetings of the Board of Directors and its Committees

The Board of Directors held eleven meetings during the last fiscal year. The Audit Committee held six meetings during the last fiscal year. The Compensation Committee held one meeting during the last fiscal year.

Compensation of Directors and Executive Officers

         Compensation Of Directors

         The Company pays each director who is not an employee of the Company or its subsidiaries a director's fee of $2,000 per quarter, $1,000 per year for each committee the director is elected to, and $1,000 per day honorarium for special assignments. Each director is also granted 10,000 stock options upon first being elected to the board, with 25% vesting on an annual basis, in addition to being granted 2,500 stock options annually which vest on the first anniversary of the grant, while a member of the Board of Directors. The option exercise price for the options is generally set at the market price on the date of grant and the options generally carry a term of five years. Although the Company may also issue stock options to directors who are employees for their service as directors, these employee directors currently receive no additional compensation for serving as directors or attending meetings of directors or shareholders.

         Compensation of Executive Officers

                           Summary Compensation Table

         The following table sets forth the compensation paid by ZEVEX to each of ZEVEX' executive officers during the three-year period ended December 31, 2001.

                                                                             Long Term Compensation
                                                                            ------------------------
                                                         Annual Compensation             Awards      Payouts
                                                         -------------------            -------      -------
(a)                            (b)     (c)          (d)         (e)       (f)            (g)         (h)         (i)
                                                                Other     Restricted     Securities              All
Name and                                                        Annual    Stock          Underlying  LTIP        Other
Principal Position             Year    Salary       Bonus       Comp.     Awards         Options     Payouts     Comp.
------------------             ----    ------       -----       -----     ------         -------     -------     -----
David J. McNally               2001    $185,500    $7,500           0         0              0           0       $5,250(a)

Chief Executive Officer        2000    $142,528   $27,500            0         0              0           0      $5,250(a)

Chairman                       1999    $114,070   $48,000            0         0              0           0      $4,605(a)


Leonard C. Smith               2001    $175,000        $0            0         0              0           0      $5,250(a)
President                      2000    $128,563   $15,500            0         0              0           0      $5,250(a)

                               1999    $100,000   $40,000            0         0              0           0      $4,000(a)


Phillip L. McStotts            2001    $165,000        $0            0         0              0           0      $5,250(a)
Chief Financial Officer        2000    $133,061   $17,500            0         0              0           0      $5,250(a)

Secretary/Treasurer            1999    $114,070   $48,000            0         0              0           0      $4,605(a)


(a) Represents the amount paid by ZEVEX as a contribution to ZEVEX' 401(k) Pension and Profit Sharing Plan on the officer's behalf.

                       Options Grants In Last Fiscal Year

The Company did not grant any options during the year ended December 31, 2001, to executive officers of ZEVEX.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth the options exercised during the year ended December 31, 2001, by each executive officer of ZEVEX and the value of options held by such persons at such year-end.


                                                        Number of                Value of
                                                        Securities               Unexercised
                                                        Underlying
                                                        Unexercised              In-the-Money
                                                        Options at               Options at
                                                        FY-End                   FY-End
                           Shares
Name and                   Acquired        Value        Exercisable/             Exercisable/
Principal Position         on Exercised    Realized     Unexercisable            Unexercisable
David J. McNally
Chief Executive Officer          0           0          93,250/58,750            $0/0

Leonard C. Smith
President                        0              0       30,000/50,000            $0/0

Phillip L. McStotts
Secretary/Treasurer              0              0       93,250/58,750             $0/0


Of the unexercised options listed above for each of Messrs. McNally and McStotts, 7,000 were granted on February 13, 1997, and expired on February 12, 2002. The exercise price on such options is $3.85. Of the unexercised options listed above for each of Messrs. McNally and McStotts, 70,000 were granted on September 30, 1997 and expire on September 29, 2002. The exercise price on such options is $5.00. Of the unexercised options listed above for each of Messrs. McNally and McStotts, 30,000 were granted effective on January 1, 1999 and expire on January 7, 2005. The exercise price on such options is $5.00. Of the unexercised options listed above for Mr. Smith, 40,000 were granted on January 5, 1999 and expire on January 4, 2004. The exercise price on such options is $4.875. Of the unexercised options listed above for each of Messrs. McNally, Smith and McStotts, 40,000 were granted effective on November 27, 2000 and expire on November 27, 2007. The exercise price on such options is $4.75. The value of the unexercised options was determined by reference to the closing sales price for ZEVEX' Common Stock on the NASDAQ Stock Market as of December 31, 2001, which was $2.82.

Employment Agreements

         The Company does not have an employment agreement with any of its executive officers.

Related Party Transactions

         On December 31, 1998, the Company acquired JTech pursuant to a Stock Purchase Agreement among the Company and the four shareholders of JTech. Leonard
C. Smith, one of the selling JTech shareholders, received $1,311,188 in cash and a convertible debenture in connection with the JTech Stock Purchase. The convertible debenture, in the principal amount of $1,363,594 (inclusive of the 1999 earn-out provision) was originally due January 6, 2002 and convertible to common stock at Mr. Smith's option during the period from January 6, 2000 to January 6, 2002 at $11 per share. On December 31, 2001 the Company paid $290,000 in cash to Mr. Smith and negotiated an extension of time to pay $1,000,000, under the same terms through the period of January 6, 2003. On April 5, 2002, the Company paid $73,594 in cash to Mr. Smith as principal payment on the convertible debenture.

Report Of The Compensation Committee Of The Board Of Directors

         The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses, and other benefits payable to the Company's officers. The Compensation Committee is composed of Mr. David B. Kaysen and Mr. Bradly A. Oldroyd, both independent non-employee directors.

         The goals of the Compensation Committee in establishing compensation for executive officers are to align executive compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consist of the following:

i. Recommending executive officer total compensation in relation to Company performance;
ii. Providing a competitive compensation program in order to attract, motivate and retain qualified personnel;
iii. Providing a management tool for focusing and directing the energies of the Company's three executives toward achieving individual and corporate objectives; and
iv. Providing long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

         The Company's executive compensation consists of three components: base salary, annual incentive compensation in the form of cash bonuses and stock options, each of which is intended to complement the others, and together to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below:



         Base Salary. The Compensation Committee considers several factors in determining base salaries for the Company's three executive officers, including industry averages for comparative positions, responsibilities of the executive officers, length of service with the Company, and corporate and individual performance. Such factors are applied by the Compensation Committee on a subjective basis and without application of set criteria. The industry averages are derived from the Company's peer group as well as wage surveys based on regional and local companies of similar size and employee base. Also, the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the industry averages used by the Committee are not entirely derived from the same peer group as used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

         Cash Bonuses. Cash bonuses paid to the Company's three executive officers are discretionary and are based on the relative success of the Company in attaining certain financial and personal performance objectives and the three officers' contribution to the achievement of those financial and personal performance objectives. The financial objectives included annual percentage revenue growth and annual percentage net income growth. Personal performance objectives were based on the individual officers and the effect they had on various aspects of the business. After the completion of the fiscal year, the Compensation Committee considered the overall performance of the Company and the progress toward specific objectives. On this basis, and his performance on matters not anticipated at the beginning of the year, Mr. McNally was awarded a $7,500 bonus, paid in the 2001 fiscal year for specific non-financial objectives.

         Stock Options. Stock options provide additional incentives to the Company's three executive officers to maximize long-term shareholder value. The options that have been granted vest over a defined period to encourage these officers to continue their employment with the Company. The Company also grants stock options to many employees, commensurate with their potential contributions to the Company. Such factors are applied on a subjective basis by the Compensation Committee and without use of specific objectives of formulas.

Chief Executive Officer Compensation

         David J. McNally has been the Chief Executive Officer of the Company since September 1, 2000. For fiscal year 2001, Mr. McNally received base salary compensation consisting of a salary of $185,000, based upon industry averages for comparative positions, responsibilities, length of service and corporate and individual performance, and a cash bonus in the amount of $7,500.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
David B. Kaysen
Bradly A. Oldroyd

















Report Of The Audit Committee Of The Board Of Directors

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, accounting estimates, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and matters relating to provisions for non-audit related services. The Committee has also considered whether the provision of services by the independent auditors outside of the audit fees is compatible with maintaining the independence of the independent auditors.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholders approval, the selection of the Company's independent auditors for the year ended December 31, 2002.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Kathryn B. Hyer,     Audit Committee Chair
Bradly A. Oldroyd,  Audit Committee Member
David B. Kaysen,    Audit Committee Member

Company Stock Price Performance

         The following graph shows a comparison of the cumulative total shareholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Company's Peer Group, consisting of Colorado Medtech, Inc., Misonix Inc., Plexus Corporation, Utah Medical Products, Inc., Rehabilicare, Inc., Dynatronics Corporation, Alaris Medical, Inc., and Merit Medical Systems, Inc. During 2001 the Company modified the composition of its peer group to better reflect the Company's business activities. Comparison with prior peer group is provided in a separate chart below. The graph assumes $100 is invested in the Company's Common Stock and in each of the two indices at the closing market quotation on December 31, 1996 and that dividends are reinvested. Also, the total return results shown for the peer group are weighted according to the market capitalization of each company at the beginning of each year.


[OBJECT OMITTED]
                             1996      1997       1998      1999       2000       2001
                             --------- ---------- --------- ---------- ---------- ---------

Russell 2000                 100       115        115       137        131        133
Peer Group                   100       87         132       138        100        137
ZEVEX                        100       275        143       155        125        85



         The following graph shows a comparison of the cumulative total shareholder return on the Company's Common Stock over the past five fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Company's prior Peer Group, consisting of Novametrix Medical, Applied Biometrics, Inc. Candela Laser Corporation, Invivo Corporation, Lectec Corporation and Medstone International.

[OBJECT OMITTED]

                             1996      1997       1998      1999       2000       2001
                             --------- ---------- --------- ---------- ---------- ---------

Russell 2000                 100       115        115       137        131        133
Peer Group                   100       80         90        86         52         60
ZEVEX                        100       275        143       155        125        85


         The stock price performance graphs depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graphs is not necessarily an indicator of future price performance.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT THE THREE NOMINEES NAMED ABOVE TO SERVE IN CLASS III OF THE BOARD OF DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2005 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.








     --------------------------------------------------------------------------

                PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS
     --------------------------------------------------------------------------


         Subject to ratification, the Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company to examine the Company's financial statements for the year ended December 31, 2002. During 2001, Ernst & Young LLP examined the accounts of ZEVEX and its subsidiaries and also provided other audit services to ZEVEX in connection with Securities and Exchange Commission filings. We anticipate that an Ernst & Young representative will be present at the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to answer appropriate questions.

Fees Paid to Independent Auditors
                                                                 Fees
Audit fees                                                       $68,000
Financial     information     system     design    and           $0
implementation fees
All other fees                                                   $20,288*

* Includes $18,000 in fees related to benefit plan audits.

         THE BOARD OF DIRECTORS BELIEVES SUCH SELECTION IS IN THE BEST INTEREST OF THE COMPANY, AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL.
     --------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS
     --------------------------------------------------------------------------

         The Company anticipates that the 2003 Annual Meeting of Shareholders ("2003 Annual Meeting") will be held in June 2003. In order for a shareholder's proposal to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting, the proposal must be received by the Company's Secretary, Phillip L. McStotts, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, no later than January 10, 2003, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

         Proposals of shareholders submitted for consideration at the Company's 2003 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8) must be delivered to the Company's Secretary no later than March 10, 2003. If notice of a shareholder's proposal is not given by that date, the Company's Proxy Holders may exercise discretionary voting authority to vote on any proposal when and if it is raised at the 2003 Annual Meeting.
     --------------------------------------------------------------------------


                             ADDITIONAL INFORMATION
     --------------------------------------------------------------------------

         A copy of the Company's Annual Report (in the form of the Company's Form 10-K) accompanies this proxy statement. The Company will provide copies of the exhibits to the Form 10-K for a nominal fee upon request. The Company is subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, Commission File No. 001-12965, and in accordance therewith files reports on Forms 10-Q, 10-K, and 8-K with the Securities and Exchange Commission. Such reports and other information can be inspected, and copies can be obtained at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Copies can also be obtained by searching the "EDGAR Archives" for the Company's name on the Commission's web page at http://www.sec.gov.

By order of the Board of Directors,
David J. McNally
Chief Executive Officer

Appendix A
PROXY
ZEVEX INTERNATIONAL, INC.
4314 ZEVEX Park Lane, Salt Lake City, Utah 84123
Annual Meeting of Shareholders, July 30, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder of ZEVEX International, Inc., a Delaware corporation (the "Company"), hereby appoints David J. McNally and Phillip L. McStotts as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on June 4, 2002 (the record date), at the Annual Meeting of Shareholders to be held on July 30, 2002 or at any continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.       ELECTION OF DIRECTORS

         [ ] FOR all nominees listed below [ ]
         WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

         Phillip L. McStotts          David B. Kaysen            Dan M. Robetson

2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001

         [ ] FOR         [ ] AGAINST                   [ ] ABSTAIN

3. IN THEIR DISCRETION, Proxy Holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, then this Proxy will be voted FOR all nominees for director listed in Proposal 1, and FOR Proposal 2.

Please sign exactly as your name appears on the records of the Company's transfer agent. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, the President or other authorized officer must sign in the full corporate name. If a partnership, an authorized person must sign in the partnership name.

Please mark, sign, date, and return this Proxy promptly. By signing below, the undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 17, 2002, accompanying this Proxy.

                          Dated:  _____________________________________________


                       ---------------------     ------------------------------
                       No. of Shares Held        No. of Shares Held at Brokerage
                       of Record                 or Clearing House
                       ---------------------     ------------------------------
                       Signature (if held by      Name of Brokerage or Clearing
                       an individual)             House
                       ---------------------      ------------------------------
                       Print Name                 Name of Entity Shareholder (if
                                                  not held by an individual)
                       ---------------------      ------------------------------
                       Signature (if held         Signature of Authorized Signer
                       jointly)                   of Entity
                       ---------------------      ------------------------------
                       Print Name                 Title of Authorized Signer

RETURN PROXY TO: ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123